UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2022

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5294 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Indira Agarwal

On April 22, 2022, the Board of Directors (the “Board”) of Stronghold Digital Mining, Inc., (the “Company”) appointed Indira Agarwal to the Board, with a term expiring at the 2022 annual meeting of stockholders on June 16, 2022, or until her successor is elected and qualified, or, if earlier, until her death, disability, resignation, disqualification, or removal from the Board. There are no transactions in which Ms. Agarwal has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Agarwal and any other persons pursuant to which she was appointed as a director of the Company.

Simultaneously with her appointment to the Board, the Board appointed Ms. Agarwal to serve on and chair the Audit Committee of the Board, effective immediately. The Board determined that Ms. Agarwal satisfied the additional independence requirements of the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) applicable to members of the Audit Committee. The Board has also designated Ms. Agarwal as an “audit committee financial expert” as defined by Item 407 of Regulation S-K.

Ms. Agarwal will receive a pro-rated portion of the standard non-employee director compensation for her service as a director, which currently consists of (i) an annual cash retainer equal to $55,000, (ii) a cash retainer equal to $20,000 for her role as chair of the Audit Committee, (iii) an equity award equal to $100,000, which shall be paid in fully vested shares of the Company’s Class A common stock, par value $0.0001 (“Common Stock”) on a quarterly basis in arrears and (iv) reimbursement for travel expenses and other reasonable out-of-pocket expenses while performing duties to the Board.

In connection with her appointment, the Company and Ms. Agarwal will enter into the Company’s standard form of indemnification agreement, which requires the Company to indemnify Ms. Agarwal to the fullest extent permitted under Delaware law against liability that may arise by reason of Ms. Agarwal’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

Ms. Indira Agarwal has served as Vice President, Chief Accounting Officer and Controller at HF Sinclair Corporation since May 2020 and Director, Consolidations and SEC Reporting from April 2018 to May 2020. Previously, Ms. Agarwal served as Vice President of North America Accounting at Cardtronics, Inc. (now part of NCR Corporation), the world’s largest ATM owner and operator, from 2013 to April 2018. Additionally, Ms. Agarwal has experience in the energy sector with various accounting and finance positions at Direct Energy (now part of NRG Energy, Inc.). Ms. Agarwal has held roles of increasing responsibilities in retail and telecommunication sectors as well. Ms. Agarwal is a member of the Fellowship of Chartered Certified Accountants, U.K.

The Company believes Ms. Agarwal is well qualified to serve as a director due to her extensive experience in financial reporting, SEC reporting, accounting and the energy sector.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman
Date: April 22, 2022